Exhibit 1.01
Entegris, Inc.
Conflict Minerals Report
For the reporting period from January 1, 2016 to December 31, 2016
1 Introduction
This Conflict Minerals Report (this “Report”) of Entegris, Inc. (herein referred to as the “Company”, “we”, “us”, or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2016 to December 31, 2016.
The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite (coltan), wolframite, gold and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
If any Conflict Minerals are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured and are required to be reported in the calendar year covered by the Specialized Disclosure Report on Form SD (the “Form SD”), the registrant must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those Conflict Minerals that is reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or are from recycled or scrap sources.
Based on its RCOI, if the registrant knows that any of its necessary Conflict Minerals originated in the Covered Countries and are not from recycled or scrap sources, or has reason to believe that its necessary Conflict Minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources, the registrant must exercise due diligence on the source and chain of custody of its Conflict Mineral that conforms to a nationally or internationally recognized due diligence framework. If, as a result of that due diligence, the registrant is unable to determine that its Conflict Minerals did not originate in the Covered Countries or the registrant determines that its conflict minerals did come from recycled or scrap sources, the registrant must annually file a Report as an exhibit to its Form SD that includes a description of its due diligence measures on the source and chain of custody of those Conflict Minerals.
This Report has not been audited.
Certain information contained in this Report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of the Form SD to which this Report is an Exhibit, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to the Company or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include but are not limited to, our ability to successfully implement the steps indicated in the “Additional Risk Mitigation Steps” section of this Report, our ability to implement such steps in the anticipated timeframe, and other factors. Except as required under the federal securities laws and the rules and regulations of the SEC, we undertake no obligation to update publicly any forward-looking statements contained herein.
1.1 Company Overview
The Company is a leading global developer, manufacturer and supplier of microcontamination control products, specialty chemicals and advanced materials handling solutions for manufacturing processes in the semiconductor and other high-technology industries. Entegris seeks to leverage its unique breadth of capabilities to create value for its customers by developing mission-critical solutions to maximize manufacturing yields and enable higher device performance.
Our technology portfolio includes approximately 20,000 standard and customized products and solutions to achieve the highest levels of purity and performance that are essential to the manufacture of semiconductors, flat panel displays, light emitting diodes or LEDs, high-purity chemicals, solar cells, gas lasers, optical and magnetic storage devices, and critical components for aerospace, glass manufacturing and biomedical applications. The majority of our products are consumed at various times throughout the manufacturing process, with demand driven in part by the level of semiconductor and other manufacturing activity. The Company’s customers consist primarily of semiconductor manufacturers, semiconductor equipment and materials suppliers as well as thin film transistor-liquid crystal display (TFT-LCD) and hard disk manufacturers, which are served through direct sales efforts, as well as sales and distribution relationships, in the United States, Asia, Europe and the Middle East.
Our business is organized and operated in three operating segments which align with the key elements of the advanced semiconductor manufacturing ecosystem.
Specialty Chemicals and Engineered Materials provides high-performance and high-purity process chemistries, gases, and materials, and safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control offers solutions to purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
While these segments have separate products and technical know-how, they each share a single, global sales force, unified core systems and processes, global technology centers, strategic and technology roadmaps, and a focus on a common set of customers. The Company leverages its expertise and technologies from these three segments to create new and increasingly integrated solutions for its customers.
3TG’s are used in the Company’s business units which utilize the following components: sensors, monitors, valves, control modules, displays, pressure transducers, flow controllers, printed circuit boards, printed wire board, and cables. Tin (primarily in tin-based solder) and gold (in electronic components) are the predominant materials in use, while tantalum is reported on a minimal level, and tungsten is mainly found in tungsten impregnated graphite.
In February 2014, the Company adopted a policy relating to Conflict Minerals (the “Conflict Minerals Policy”) incorporating the standards set forth in the then-current version of the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply

Chains of Materials from Conflict-Affected and High Risk Areas and the related Supplements for 3TG, second edition (the “OECD Guidance”). Our Conflict Minerals Policy can be found on our website at https://www.entegris.com/content/dam/web/about-us/corporate-overview/documents/policies/policy-conflict-minerals.pdf
1.2 Supply Chain
As a developer, manufacturer and supplier of products and materials to semiconductor and other high-technology industries, the Company is several levels removed from the mining and refining of 3TG’s.
The Company does not make purchases of raw ore or unrefined 3TG’s and makes no direct purchases in the Covered Countries. As a result, we rely on our suppliers to provide information on the origin of 3TG’s that may be contained in components and materials supplied to us.
In the course of negotiating new supply agreements or renewals of existing supply agreements, members of our procurement organization provide the requirements of the Rule and Conflict Minerals disclosure process to suppliers to increase awareness and educate our suppliers on the Rule’s requirement for cooperation and reporting from sub-suppliers.
We are committed to compliance with the Rule and working toward avoiding the use of 3TG’s that directly or indirectly finance or benefit armed groups in the Covered Countries. If we become aware of a supplier whose supply chain includes minerals that are not conflict free, we will take appropriates steps to address the situation in a timely manner, including reassessment of the supplier relationship. We expect our suppliers to take similar measures with their sub-suppliers.
2 Reasonable Country of Origin Inquiry Program
The Company conducted a RCOI regarding the 3TG’s in materials, components and finished goods supplied to the Company, including the steps detailed below.
The conflict minerals team risk-stratified the Company’s list of suppliers that supply products potentially containing 3TG’s to identify the suppliers that constitute the top 80% of total spend with suppliers of in-scope products and focused direct Company engagement efforts toward suppliers within this group. The Company identified 1,185 suppliers that supply products potentially containing 3TG’s and engaged with such suppliers to collect information regarding the presence and sourcing of 3TG in its products.
The Company, with the assistance of our third-party compliance partner Assent Compliance Inc. (“Assent”), contacted all our suppliers with an automated email describing the compliance requirements and requesting supply chain information be submitted pursuant to version 4.1 or higher of the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Additionally, if a response was not received from the initial contact, follow-up emails were sent to suppliers offering assistance and further information about the requirements of the Rule and its requirements. If, after these outreach efforts, a supplier still did not respond to the survey, the Company’s relevant supplier relationship managers were instructed to contact those suppliers directly for a response. As of May 26, 2017, the Company had an overall response rate from surveyed suppliers of 53%.
The Company utilized a software platform which validated the information submitted on CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid so that, in either event, data is retained. Suppliers were contacted in regards to invalid forms and were encouraged to resubmit a valid form. As of May 26, 2017, we still had 18 invalid supplier submissions that were not yet corrected.
In certain instances, suppliers responded indicating that they provide products containing 3TG’s to the Company, but did not include the name of any verified smelters or refiners.

Based on the responses received from the Company’s RCOI, a list was compiled of 317 verified unique smelters and refiners (the “unique smelter list”), including information regarding associated countries of origin.
2.1 Reasonable Country of Origin Inquiry Results
On the basis of the responses to our RCOI, the Company is unable to determine that 3TG’s necessary to the functionality or production of our products did not originate in the Covered Countries or were not exclusively from recycled or scrap sources. Accordingly, the Company undertook the measures described below to assess the due diligence practices of the smelters and refiners listed on its unique smelter list that were known or reasonably believed to have sourced from the DRC or that had unknown sourcing.
3 Due Diligence
3.1 Design of Due Diligence
We established a Conflict Minerals compliance program that is designed to conform, in all material respects, to the framework in the OECD Guidance.
3.1.1 Establish Strong Company Management System Internal Team
Internal Team
The Company has established a management system with respect to the Rule and the obligations thereof. Our management system includes a cross-functional team, the conflict minerals team, which is sponsored by the Chief Financial Officer. Members of the conflict minerals team include representatives from Environmental, Health and Safety (“EHS”), Procurement, Product Stewardship, Finance, Law and Internal Audit departments. The conflict minerals team is responsible for implementing our conflict minerals compliance strategy and is led by the Global Director of EHS who acts as the conflict minerals coordinator. Senior management is briefed about the results of the conflict minerals team’s progress and due diligence efforts on a regular basis.
Conflict Mineral Policy
As described above, in February 2014, the Company adopted the Conflict Minerals Policy incorporating the standards set forth in the then-current version of the OECD Guidance. Our Conflict Minerals Policy can be found on our website at https://www.entegris.com/content/dam/web/about-us/corporate-overview/documents/policies/policy-conflict-minerals.pdf
Control Systems
While a portion of our direct suppliers are also Exchange Act registered companies which are subject to and knowledgeable about the Rule, we also have many other suppliers and distributors that are not registered companies that require additional training to understand the requirements of the Rule.
We do not typically have direct relationships with 3TG smelters and refiners. However, through associations like National Association of Environmental Managers (“NAEM”), Semiconductor Equipment and Materials International (“SEMI”) and Electronic Industry Citizenship Coalition (“EICC”), we attempt to mitigate the risk of using Conflict Minerals that benefit armed groups in our supply chain by actively monitoring best practices used by other manufacturers in the semiconductor and high technology sectors and participating in a number of industry-wide initiatives. Additionally, in 2016, the Company engaged Assent to further implement Conflict Mineral surveys, outreach, and tracking best practices.
Internal controls include our on-going initiative of integrating Conflict Minerals related provisions in our supply agreements that require disclosure of 3TG’s and Conflict Minerals.

Supplier Engagement
In accordance with the OECD requirement to strengthen engagement with suppliers, we have made reasonable inquiries to direct suppliers to obtain 3TG data, provided them with requirements of our Conflict Minerals Policy and informed them as to where they may find additional information on the requirements relating to conflict minerals disclosure.
The Company has provided education and training relating to the Rule and to Conflict Minerals to all in-scope suppliers by providing such suppliers with access to Assent’s Learning Management System training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.
Additionally, as identified earlier, our procurement organization continues to integrate Conflict Minerals related requirements language into new supply agreements or renewals of existing supply agreements during the course of negotiations. Accordingly, we are continuing our attempts to identify risks before entering into such agreements, so that steps can be taken to confirm suppliers have implemented processes to identify the origin of 3TG’s.
Maintain Records
As part of our EHS Management System, we have developed a record retention requirement for information relating to the management of our Conflict Minerals compliance process. All relevant records will be retained for a period of 5 years.
Grievance Mechanism
Our Code of Business Ethics, which is available on our website at http://investor.entegris.com/governance.cfm, provides details about our grievance mechanisms, such as the details of our dedicated mailbox and hotline, whereby violations of our policies, including our Conflict Minerals Policy, may be reported.
In addition, the Company has established a monitored email account, with the address of supplier.whistleblowing@Entegris.com, and has notified its suppliers of such email address, so that suppliers may provide information regarding Conflict Minerals compliance issues.
3.1.2 Identify and Assess Risk in the Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify actors upstream from our direct suppliers. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG’s in our supply chain. This was done by adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made a reasonable determination of the mines or locations of origin of the 3TG’s in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the lists of sourced metals certified by third party sources as “Known” and “Conflict Free”.
We have identified 1,185 direct suppliers. We rely on suppliers whose materials or components contain 3TG’s to provide us with information about the source of 3TG’s contained in those materials or components. Our direct suppliers similarly rely upon information provided by their suppliers. Many of the largest suppliers either are Exchange Act registrants and subject to the Rule or are suppliers to other Exchange Act registrants that are subject to the Rule.

In accordance with OECD Guidelines, it is important to understand risk levels associated with Conflict Minerals in the supply chain. Smelters that are not certified by third party sources, such as the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Program as DRC-Conflict Free, pose a significant Conflict Minerals risk. Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

•	Geographic proximity to the DRC and covered countries;

•	Conflict-Free Smelter Program (CFSP) audit status; and

•	Known or plausible evidence of unethical or conflict sourcing.
Suppliers are also evaluated on their Conflict Minerals program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of such Conflict Minerals program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s Conflict Minerals program are:

•	Does the supplier have a Conflict Minerals policy in place that prohibits the procurement of 3TG’s from sources that directly or indirectly finance or benefit armed groups in the Covered Countries?

•	Has the supplier implemented due diligence measures to implement such policy?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?
Based on a supplier’s answer to the above criteria, the supplier’s Conflict Minerals program will be ranked as either strong or weak.
3.1.3 Design and Implement a Strategy to Respond to Risks
As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific role in the supply chain. When a high-risk smelting facility is reported on a CMRT by a supplier surveyed, risk mitigation will include:

•	Requesting the supplier to submit product specific CMRT to better identify the connection to products that they supply to Entegris;

•	Guiding suppliers to the Assent University learning platform to access educational materials on mitigating the risk of smelters or refiners on the supply chain; and

•
If necessary, requesting all of our suppliers whom we have reason to believe are supplying us with 3TG’s from sources that may directly or indirectly finance or benefit armed groups in the Covered Countries to establish an alternative source of 3TG’s that does not support such conflict, as provided in the OECD guidance. To date, we have found no instances where it was necessary to terminate a contract or find a replacement material or supplier for issues relating to Conflict Minerals.

3.1.4 Third-Party Audit of Supply Chain Due Diligence
As a downstream purchaser of Conflict Minerals, our due diligence process is based on the necessity of relying on data obtained from our direct suppliers. We also rely on information collected and provided by other external audit programs. As such, we have not conducted third-party audits of any smelters or refiners.

3.1.5 Report on Supply Chain Due Diligence
This Conflict Minerals Report is on file with the SEC and is publicly available on our web site at https://www.entegris.com/content/dam/web/about-us/corporate-overview/documents/report-conflict-minerals.pdf
3.2 Due Diligence Results
The large majority of the responses we received from the supplier survey provided data at a company or divisional level or were unable to specify the smelters or refiners used for components supplied to us. We are therefore unable to determine whether the 3TG’s reported by the suppliers were contained in components or parts supplied to us. Furthermore, suppliers did not always provide smelter lists nor were the smelter lists consistently completed with smelter identification numbers, and therefore we were unable to validate that any of these smelters or refiners are actually in our supply chain.
The current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of 3TG’s to their location of origin. Seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of 3TG’s in our supply chain.
Certain of the responses provided by suppliers to the CMRT did include the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Assent Compliance, our third-party compliance partner, compared these facilities listed in the responses to the list of smelters maintained by the CFSI and the LBMA and, if a supplier indicated that the facility was certified as “Conflict-Free”, Assent Compliance confirmed that the facility was, in fact, listed as such by CFSI.
As of May 26, 2017, we have validated 317 smelters or refiners and are working to validate the additional smelter and refiner entries from the submitted CMRTs. The table set forth on Schedule 1 to this CMR lists the valid smelters identified by suppliers we surveyed. Not all of these facilities have necessarily processed 3TG’s contained in our products covered by this Conflict Minerals Report. This is because our suppliers generally provided information via the CMRT at the company or divisional level, and generally did not limit their CMRT responses to information relating to 3TG’s in specific products supplied to us.
Based on the information provided by our suppliers in their CMRT’s, we are aware that there are 246 smelters that are certified “Conflict-Free”, and 13 smelters are active in the CFSP third-party audit process. Many suppliers are still unable to provide the smelters or refiners used for materials supplied to us. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TG’s.
Based on our due diligence, the products that we manufacture or contract to manufacture which contain 3TG’s are classified as “DRC conflict undeterminable” in 2016 as information on sources remains incomplete at this time.
4 Additional Risk Mitigation Steps
In keeping with our commitment to continual improvement, our Product Stewardship Team performed a review of our internal program in the first quarter of 2017. Observations and recommendations have been summarized and integrated the Conflict Minerals Action Plan for 2017.
The Company intends to take the following steps to improve the RCOI and due diligence conducted to further identify and mitigate the risk that our products contain Conflict Minerals from sources that support conflict in the Covered Countries:

a)	Further collaboration with our third-party compliance partner, Assent, to raise supplier survey response rates, as well as implement best practice supplier education and engagement initiatives.

b)	Increase the response rate from our suppliers by 25% to 75%.

c)	Include Conflict Minerals flow-down clauses in new or renewed supplier contracts.

d)	Engage, as needed, with suppliers and direct them to training resources to increase knowledge, increase response rates, and improve the reliability of responses.

e)	Continue to work with the company supply chain managers to increase their understanding of the program and the need for continuous improvement.

f)	If applicable, upon learning of a supplier found to be supplying 3TG’s from sources that support conflict in the Covered Countries, establish an alternative source that does not support such conflict.

g)	Continue to monitor the OECD and relevant trade associations to incorporate best practices to improve our processes and leverage our supply chain in accordance with OECD Guidance.

h)	Investigate and act on recommendations from our internal review process.

Schedule 1

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant
Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant
Gold	Dowa	JAPAN	CID000401	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Not Enrolled
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Materion	UNITED STATES	CID001113	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	SAAMP	FRANCE	CID002761	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Active
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Not Enrolled
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant
Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant
Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant
Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant

Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant
Tin	Alpha	UNITED STATES	CID000292	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant
Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant
Tin	CV United Smelting	INDONESIA	CID000315	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant
Tin	Dowa	JAPAN	CID000402	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant
Tin	EM Vinto	BOLIVIA	CID000438	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant
Tin	Minsur	PERU	CID001182	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant
Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant
Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant
Tin	Rui Da Hung	TAIWAN	CID001539	Compliant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant